www.genpt.com
News Release

April 18, 2024

FOR IMMEDIATE RELEASE

Genuine Parts Company
Reports First Quarter 2024 Results and Updates Full-Year Outlook

•Sales of $5.8 billion, Up 0.3%
•Diluted EPS of $1.78, Down 16.8%
•Adjusted Diluted EPS of $2.22, Up 3.7%
•Updates 2024 Outlook:
◦Reaffirms Revenue Growth of 3% to 5%
◦Updates Adjusted Diluted EPS to $9.80 to $9.95 from $9.70 to $9.90

ATLANTA -- Genuine Parts Company (NYSE: GPC), a leading global distributor of automotive and industrial replacement parts, announced today its results for the first quarter ended March 31, 2024.

"Our performance in the quarter highlights the value of our business mix paired with our geographic diversity as our teams delivered profits that were ahead of our expectations," said Paul Donahue, Chairman and Chief Executive Officer. "We did this by staying focused on both our near- and long-term strategic initiatives to improve our business and drive profitable growth. I want to take a moment to thank our GPC teammates across the globe for their hard work and dedication to delivering value for our customers."

First Quarter 2024 Results

Sales were $5.8 billion, a 0.3% increase compared to $5.8 billion in the same period of the prior year. The sales result is attributable to a 1.9% benefit from acquisitions, offset by a 0.9% decrease in comparable sales and 0.7% unfavorable impact of foreign currency and other.

Net income was $249 million, or $1.78 per diluted earnings per share. This compares to net income of $304 million, or $2.14 per diluted share in the prior year period.

Adjusted net income, which excludes a net expense of $62 million after tax adjustments, or $0.44 per diluted share, in non-recurring costs related to our global restructuring, was $311 million. This compares to net income of $304 million for the same three-month period of the prior year, an increase of 2.3%. On a per share diluted basis, adjusted net income was $2.22, an increase of 3.7% compared to diluted earnings per share of $2.14 last year. Refer to the reconciliation of GAAP net income to adjusted net income and GAAP diluted earnings per share to adjusted diluted earnings per share for more information.

First Quarter 2024 Segment Highlights

Automotive Parts Group ("Automotive")

Global Automotive sales were $3.6 billion, up 1.9% from the same period in 2023, reflecting a 0.2% increase in comparable sales and a 2.8% benefit from acquisitions, partially offset by 1.1% unfavorable impact of foreign currency and other. Segment profit of $273 million increased 3.2%, with segment profit margin of 7.6%, up 10 basis points from last year.

Industrial Parts Group ("Industrial")

Industrial sales were $2.2 billion, down 2.2% from the same period in 2023, with a 0.5% benefit from acquisitions, offset by a 2.6% decrease in comparable sales and 0.1% unfavorable impact of foreign currency. Segment profit of $271 million increased 3.4%, with segment profit margin of 12.3%, up 70 basis points from the same period of the prior year.

“We are pleased with the start to 2024, which was highlighted by operating discipline that delivered improved overall earnings against a backdrop of low sales growth," said Will Stengel, President and Chief Operating Officer. "In Industrial, sales decreased low-single-digits, in-line with our expectations, as we were up against our most difficult comparative period for the year. In Automotive, the actions taken in our U.S. Automotive business are gaining traction, and we are encouraged by the sequential improvement in performance. This improvement, coupled with the solid performance of our other businesses, is reflected in our reaffirmed sales growth and improved earnings outlook for 2024."

Balance Sheet, Cash Flow and Capital Allocation

The company generated cash flow from operations of $318 million for the first three months of 2024. We used $178 million in cash for investing activities, including $116 million for capital expenditures and $135 million for M&A. We also used $175 million in cash for financing activities, including $133 million for quarterly dividends paid to shareholders and $38 million for stock repurchases. Free cash flow was $203 million for the first three months of 2024. Refer to the reconciliation of GAAP net cash provided by operating activities to free cash flow for more information.

The company ended the quarter with $2.5 billion in total liquidity, consisting of $1.5 billion availability on the revolving credit facility and $1.0 billion in cash and cash equivalents.

2024 Outlook

The company is updating full-year 2024 guidance previously provided in its earnings release on February 15, 2024. The company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook, geopolitical conflicts and the potential impact on results in updating its guidance, which is outlined in the table below.

For the Year Ending December 31, 2024
	Previous Outlook	Updated Outlook
Total sales growth	3% to 5%	3% to 5%
Automotive sales growth	2% to 4%	2% to 4%
Industrial sales growth	3% to 5%	3% to 5%
Diluted earnings per share	$8.95 to $9.15	$9.05 to $9.20
Adjusted diluted earnings per share	$9.70 to $9.90	$9.80 to $9.95
Effective tax rate	Approximately 24%	Approximately 24%
Net cash provided by operating activities	$1.3 billion to $1.5 billion	$1.3 billion to $1.5 billion
Free cash flow	$800 million to $1.0 billion	$800 million to $1.0 billion

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These items include adjusted net income, adjusted diluted earnings per share and free cash flow. We believe that the presentation of adjusted net income, adjusted diluted earnings per share and free cash flow, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of our core operations. We considered these metrics useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance by removing items management believes are not representative of our operations and may distort our longer-term operating trends. We believe these measures are useful and enhance the comparability of our results from period to period and with our competitors, as well as show ongoing results from operations distinct from items that are infrequent or not associated with our core operations. We do not, nor do we suggest investors should, consider such non-GAAP financial measures as superior to, in isolation from, or as a substitute for, GAAP financial information. We have included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below. We do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include acquisition-related costs, litigation charges or settlements, impairment charges, and certain other unusual adjustments.

Comparable Sales

Comparable sales is a key metric that refers to period-over-period comparisons of our sales excluding the impact of acquisitions, foreign currency and other. Our calculation of comparable sales is computed using total business days for the period. The company considers this metric useful to investors because it provides greater transparency into management’s view and assessment of the company’s core ongoing operations. This is a metric that is widely used by analysts, investors and competitors in our industry, although our calculation of the metric may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate this metric in the same manner.

Conference Call

Genuine Parts Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss the results of the quarter. A supplemental earnings deck will also be available for reference. Interested parties may listen to the call and view the supplemental earnings deck on the company's investor relations website. The call is also available by dialing 800-836-8184. A replay of the call will be available on the company's website or toll-free at 888-660-6345, conference ID 28852#, two hours after the completion of the call.

About Genuine Parts Company

Established in 1928, Genuine Parts Company is a leading global service organization specializing in the distribution of automotive and industrial replacement parts. Our Automotive Parts Group operates across the U.S., Canada, Mexico, Australasia, France, the U.K., Ireland, Germany, Poland, the Netherlands, Belgium, Spain and Portugal, while our Industrial Parts Group serves customers in the U.S., Canada, Mexico and Australasia. We keep the world moving with a vast network of over 10,700 locations spanning 17 countries supported by more than 60,000 teammates. Learn more at genpt.com.

Contacts

Investor Contact:	Media Contact:
Timothy Walsh (678) 934-5349	Heather Ross (678) 934-5220
Senior Director- Investor Relations	Vice President - Strategic Communications

Forward-Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (SEC), release to the public, or make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements include our view of business and economic trends for the remainder of the year, our expectations regarding our ability to capitalize on these business and economic trends and to execute our strategic priorities, and the updated full-year 2024 financial guidance provided above. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking.

We caution you that all forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation, financial institution disruptions and geopolitical conflicts such as the conflict between Russia and Ukraine, the conflict in the Gaza strip and other unrest in the Middle East; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; public health emergencies, including the effects on the financial health of our business partners and customers, on supply chains and our suppliers, on vehicle miles driven as well as other metrics that affect our business, and on access to capital and liquidity provided by the financial and capital markets; our ability to maintain compliance with our debt covenants; our ability to successfully integrate acquired businesses into our operations and to realize the anticipated synergies and benefits; our ability to successfully implement our business initiatives in our two business segments; slowing demand for our products; the ability to maintain favorable supplier arrangements and relationships; changes in national and international legislation or government regulations or policies, including changes to import tariffs, environmental and social policy, infrastructure programs and privacy legislation, and their impact to us, our suppliers and customers; changes in tax policies; volatile exchange rates; our ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting, including as a result of the work from home environment; the uncertainties and costs of litigation; disruptions caused by a failure or breach of our information systems, as well as other risks and uncertainties discussed in our Annual Report on Form 10-K for 2023 and from time to time in our subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made, and we undertake no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Net sales	$5,783,631	$5,765,118
Cost of goods sold	3,708,976	3,751,717
Gross profit	2,074,655	2,013,401
Operating expenses:
Selling, administrative and other expenses	1,574,927	1,511,244
Depreciation and amortization	90,610	87,215
Provision for doubtful accounts	6,211	5,639
Restructuring and other costs	83,042	—
Total operating expenses	1,754,790	1,604,098
Non-operating (income) expense:
Interest expense, net	17,690	16,864
Other	(23,006)	(11,967)
Total non-operating (income) expense	(5,316)	4,897
Income before income taxes	325,181	404,406
Income taxes	76,287	100,449
Net income	$248,894	$303,957
Dividends declared per common share	$1.000	$0.950
Basic earnings per share	$1.79	$2.16
Diluted earnings per share	$1.78	$2.14

GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2024	2023
Net sales:
Automotive	$3,574,020	$3,505,827
Industrial	2,209,611	2,259,291
Total net sales	$5,783,631	$5,765,118
Segment profit:
Automotive	$272,936	$264,420
Industrial	270,839	261,987
Total segment profit	543,775	526,407
Interest expense, net	(17,690)	(16,864)
Intangible asset amortization	(34,100)	(39,122)
Corporate expense	(83,762)	(66,015)
Other unallocated costs (1)	(83,042)	—
Income before income taxes	$325,181	$404,406

(1)     The following table presents a summary of the other unallocated costs:

	Three Months Ended March 31,
(in thousands)	2024	2023
Other unallocated costs:
Restructuring and other costs (2)	$(83,042)	$—
Total other unallocated costs	$(83,042)	$—
(2)    Amount reflects the global restructuring initiative, which includes costs related to a voluntary retirement offer in the U.S. and rationalization and optimization of certain distribution centers, stores and other facilities.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,049,588	$1,102,007
Trade accounts receivable, less allowance for doubtful accounts (2024 – $60,326; 2023 – $56,608)	2,425,043	2,223,431
Merchandise inventories, net	4,736,108	4,676,686
Prepaid expenses and other current assets	1,595,566	1,603,728
Total current assets	9,806,305	9,605,852
Goodwill	2,736,841	2,734,681
Other intangible assets, less accumulated amortization	1,772,359	1,792,913
Property, plant and equipment, less accumulated depreciation (2024 – $1,620,069; 2023 – $1,592,658)	1,665,920	1,616,785
Operating lease assets	1,363,075	1,268,742
Other assets	992,013	949,481
Total assets	$18,336,513	$17,968,454

Liabilities and equity
Current liabilities:
Trade accounts payable	$5,725,745	$5,499,536
Current portion of debt	845,055	355,298
Dividends payable	139,385	132,635
Other current liabilities	1,929,301	1,839,640
Total current liabilities	8,639,486	7,827,109
Long-term debt	3,029,610	3,550,930
Operating lease liabilities	1,070,462	979,938
Pension and other post–retirement benefit liabilities	219,791	219,644
Deferred tax liabilities	452,455	437,674
Other long-term liabilities	507,533	536,174
Equity:
Preferred stock, par value – $1 per share; authorized – 10,000,000 shares; none issued	—	—
Common stock, par value – $1 per share; authorized – 450,000,000 shares; issued and outstanding – 2024 – 139,335,342 shares; 2023 – 139,567,071 shares	139,335	139,567
Additional paid-in capital	179,349	173,025
Accumulated other comprehensive loss	(1,053,904)	(976,872)
Retained earnings	5,137,597	5,065,327
Total parent equity	4,402,377	4,401,047
Noncontrolling interests in subsidiaries	14,799	15,938
Total equity	4,417,176	4,416,985
Total liabilities and equity	$18,336,513	$17,968,454

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

(in thousands)	Three Months Ended March 31,
	2024	2023
Operating activities:
Net income	$248,894	$303,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,610	87,215
Share-based compensation	8,564	8,646
Excess tax benefits from share-based compensation	(3,461)	(584)
Other operating activities, including changes in operating assets and liabilities	(26,301)	(201,727)
Net cash provided by operating activities	318,306	197,507
Investing activities:
Purchases of property, plant and equipment	(115,690)	(88,100)
Proceeds from sale of property, plant and equipment	68,462	1,971
Proceeds from divestitures of businesses	3,381	—
Proceeds from sale of investments	—	80,482
Acquisitions and other investing activities	(134,597)	(39,589)
Net cash used in investing activities	(178,444)	(45,236)
Financing activities:
Proceeds from debt	14	693,400
Payments on debt	(660)	(652,138)
Shares issued from employee incentive plans	(2,211)	(1,265)
Dividends paid	(132,635)	(126,191)
Purchases of stock	(37,500)	(67,501)
Other financing activities	(2,231)	(4,118)
Net cash used in financing activities	(175,223)	(157,813)
Effect of exchange rate changes on cash and cash equivalents	(17,058)	3,262
Net decrease in cash and cash equivalents	(52,419)	(2,280)
Cash and cash equivalents at beginning of period	1,102,007	653,463
Cash and cash equivalents at end of period	$1,049,588	$651,183

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO ADJUSTED DILUTED NET INCOME PER COMMON SHARE
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2024	2023
GAAP net income	$248,894	$303,957

Adjustments:
Restructuring and other costs (1)	83,042	—
Total adjustments	83,042	—
Tax impact of adjustments (2)	(21,038)	—
Adjusted net income	$310,898	$303,957

The table below represent amounts per common share assuming dilution:

	Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
GAAP diluted earnings per share	$1.78	$2.14

Adjustments:
Restructuring and other costs (1)	0.59	—
Total adjustments	0.59	—
Tax impact of adjustments (2)	(0.15)	—
Adjusted diluted earnings per share	$2.22	$2.14
Weighted average common shares outstanding – assuming dilution	140,096	141,725

(1)     Amount reflects the global restructuring initiative, which includes costs related to a voluntary retirement offer in the U.S. and rationalization and optimization of certain distribution centers, stores and other facilities.
(2)    We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments, including any related valuation allowances. For the three months ended March 31, 2024, we applied the statutory income tax rates to the taxable portion of all of our adjustments, which resulted in a tax impact of $21 million.

The table below clarifies where the items that have been adjusted above to improve comparability of the financial information from period to period are presented in the condensed consolidated statements of income.

	Three Months Ended March 31,
(in thousands)	2024	2023
Line item:
Restructuring and other costs	$83,042	$—
Total adjustments	$83,042	$—

GENUINE PARTS COMPANY AND SUBSIDIARIES
CHANGE IN NET SALES SUMMARY
(UNAUDITED)

	Three Months Ended March 31, 2024
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
Automotive	0.2%	2.8%	0.2%	(1.3)%	1.9%
Industrial	(2.6)%	0.5%	(0.1)%	—%	(2.2)%
Total Net Sales	(0.9)%	1.9%	0.1%	(0.8)%	0.3%

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash provided by operating activities	$318,306	$197,507
Purchases of property, plant and equipment	(115,690)	(88,100)
Free Cash Flow	$202,616	$109,407

For the Year Ending December 31, 2024
	Previous Outlook	Updated Outlook
Net cash provided by operating activities	$1.3 billion to $1.5 billion	$1.3 billion to $1.5 billion
Purchases of property, plant and equipment	~$500 million	~$500 million
Free Cash Flow	$800 million to $1.0 billion	$800 million to $1.0 billion